Exhibit 23.2

269 Muñoz Rivera Avenue,

Hato Rey, Puerto Rico 00918

PMB 227, PO Box 194000

San Juan, Puerto Rico

00919-4000

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (registration no. 333-119516) of Eagle Hospitality Properties Trust, Inc. of our reports dated March 4, 2005 and February 25, 2003 relating to the financial statements of E.S. Hotel Isla Verde, S.E. as of December 31, 2004, 2003 and 2002.

San Juan, Puerto Rico September 28, 2005

Telephone: 787-754-5530 Telecopier: 787-282-7917 e-mail: mail@pf-cpa.com

269 Muñoz Rivera Avenue,

Hato Rey, Puerto Rico 00918

PMB 227, PO Box 194000

San Juan, Puerto Rico

00919-4000

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Eagle Hospitality Properties Trust, Inc. of our reports dated March 4, 2005 and February 25, 2003 relating to the financial statements of E.S. Hotel Isla Verde, S.E. as of December 31, 2004, 2003 and 2002.

San Juan, Puerto Rico September 28, 2005

Telephone: 787-754-5530 Telecopier: 787-282-7917 e-mail: mail@pf-cpa.com

269 Muñoz Rivera Avenue,

Hato Rey, Puerto Rico 00918

PMB 227, PO Box 194000

San Juan, Puerto Rico

00919-4000

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 of Eagle Hospitality Properties Trust, Inc. of our reports dated March 4, 2005 and February 25, 2003 relating to the financial statements of E.S. Hotel Isla Verde, S.E. as of December 31, 2004, 2003 and 2002.

San Juan, Puerto Rico September 28, 2005

Telephone: 787-754-5530 Telecopier: 787-282-7917 e-mail: mail@pf-cpa.com